Exhibit 10.4
RILEY EXPLORATION PERMIAN, INC.
2021 LONG TERM INCENTIVE PLAN

FORM OF COMMON STOCK AWARD AGREEMENT

Grant Date:	(the “Grant Date”)

Name of Grantee:	(the “Grantee” or “you”)

Number of shares of Common Stock, par value $0.001 per share, subject to Award:	(the “Common Stock”)

This Stock Award Agreement (“Agreement”) is made and entered into as of the Grant Date by and between Riley Exploration Permian, Inc., a Delaware corporation (the “Company”), and you.

WHEREAS, the Company adopted the Riley Exploration Permian, Inc., 2021 Long Term Incentive Plan (as amended from time to time, the “Plan”), under which the Company is authorized to grant equity-based awards to certain employees and service providers of the Company;

WHEREAS, the Company, in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this award of Common Stock;

WHEREAS, you acknowledge that a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the award of Common Stock granted pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.           The Grant.  Subject to the conditions set forth below, the Company hereby grants you, effective as of the Grant Date, as a matter of separate inducement and not in lieu of any fee or other compensation for your services to the Company, an award of Common Stock (the “Award”) consisting of the number of shares set forth above in accordance with the terms and conditions set forth herein and in the Plan.

2.          Ownership of Common Stock.  From and after the time the shares of Common Stock are issued in your name, you will be entitled to all the rights of absolute ownership of the Common Stock, including the right to vote such shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement.

3.           Vesting and Risk of Forfeiture.  The Common Stock granted hereunder shall be fully vested and not subject to a risk of forfeiture.

4.          Delivery of Common Stock.  Promptly following the Grant Date, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of shares of Common Stock granted to you hereunder, upon receipt by the Company of any tax withholding as may be due pursuant to Section 5..  Notwithstanding the foregoing, at the Company’s option, any shares of Common Stock issuable in the form of a certificate hereunder may instead be issued in book-entry form.

(a)          Restrictions on Delivery of Shares. Notwithstanding anything to the contrary set forth herein or in the Plan, the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such issuance or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted.  If necessary to comply with any such law, rule, regulation or agreement, the Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock.

5.           Payment of Taxes.

(a)          You acknowledge that, the Fair Market Value of the Common Stock will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. To satisfy the required withholding amount, you shall surrender to the Company the number of shares of Common Stock (rounded up in the event of a fractional share) having a Fair Market Value equal to the required withholding amount, and the Company shall have the right to cancel such number of surrendered shares of Common Stock without any further action by you. Notwithstanding the foregoing, you may request not to have the Common Stock surrendered to cover taxes by giving notice of such request to the Company in writing, in which case the Common Stock shall not be issued by the Company until you shall have paid to the Company in cash any required tax withholding. If you fail to make such cash payment to the Company for all required tax withholdings, the Company may in its sole discretion (i) refuse to issue the Common Stock granted pursuant to this Agreement or (ii) cancel such number of shares of Common Stock equal to the amount of the tax withholdings without any further action by you.

(b)         In order to effectuate the intent of Section 5(a) above, you shall execute and deliver a Stock Power and any other instrument, certificate or other document requested by the Company or its transfer agent to reflect the surrender of Common Stock and delivery of the same to the Company.

(c)          None of the Company, the Board or the Committee has made any warranty or representation to you with respect to the income tax consequences of the grant of the Award or the transactions contemplated by this Agreement, and you represent that you are in no manner relying on such entities or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.  You represent that you have consulted with, or have had the opportunity to consult with, any tax consultants that you deem advisable in connection with the grant of the Award.  You further agree to indemnify and hold the Company harmless for any damages, costs, expenses, taxes, judgments or other actions or amounts resulting from any of your actions or inactions with respect to the tax consequences of this Award.

6.         Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock will be subject to compliance with all applicable requirements of U.S. federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable U.S. federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Common Stock available for issuance.

7.           Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Section 6 of this Agreement on all certificates or book entry accounts representing shares issued with respect to this Award.

8.          Right of the Company and Affiliates to Terminate Employment or Services.  Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any of its Affiliates, or interfere in any way with the rights of the Company or any of its Affiliates to terminate your employment or service relationship at any time.

9.          Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

10.         Remedies.  The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

11.         No Liability for Good Faith Determinations.  Neither the Company nor any members of the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Common Stock granted hereunder.

12.       Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

13.         No Guarantee of Interests.  The Board and the Company do not guarantee the Common Stock from loss or depreciation.

14.        Notice.  Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person, (b) when sent by facsimile transmission (with confirmation of transmission) on a business day to the number set forth below, if applicable; provided, however, that if a notice is sent by facsimile transmission after normal business hours of the recipient or on a non- business day, then it shall be deemed to have been received on the next business day after it is sent, (c) on the first business day after such notice is sent by air express overnight courier service, or (d) on the second business day following deposit with an internationally-recognized overnight or second-day courier service with proof of receipt maintained, in each case, to the following address, as applicable:

If to the Company, addressed to:

Riley Exploration Permian, Inc.
c/o Chief Financial Officer
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104

If to the Grantee, notices provided for in this Agreement shall be sent to the Grantee’s address shown on the Company’s records or at such other address as Grantee may designate by ten (10) days’ advance written notice.

15.         Waiver of Notice.  Any person entitled to notice hereunder may waive such notice in writing.

16.        Information Confidential.  As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

17.        Binding Effect.  The provisions of the Plan and the terms and conditions of this Agreement shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of the Grantee, including, without limitation, the Grantee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Grantee. This Agreement shall be binding upon and inure to the benefit of any successors or assigns to the Company.

18.        Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

19.         Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

20.         Title and Headings; Construction.  Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.  Any and all appendices referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.  Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  The word “or” is not exclusive. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all appendices attached hereto, and not to any particular provision hereof.  Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

21.         Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by U.S. federal law. The obligation of the Company to sell and deliver the Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such shares of Common Stock.

22.         Clawback.  To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board (or a committee thereof), all shares of Common Stock granted under this Agreement shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of such shares of Common Stock. Notwithstanding any provision of this Agreement to the contrary, the Company reserves the right, without your consent, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Agreement with retroactive effect.

23.         The Plan.  This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

24.         Cooperation. You further agree that you shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as the Company may request in order to carry out the intent and accomplish the purposes and intent of this Agreement and the Plan.

25.        Counterparts. This Agreement may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.

26.        Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

27.       Amendment. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces your rights shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

28.        Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and you in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Grantee has set his hand hereunto, as of the Grant Date.

RILEY EXPLORATION PERMIAN, INC.

By:
Bobby D. Riley, Chief Executive Officer

GRANTEE

Printed Name:

Common Stock Award Agreement
Signature Page